Exhibit 10.44

FORMULAIC EQUITY AWARD PROGRAM FOR
NON-EMPLOYEE BOARD MEMBERS

AMENDMENT NO. 1

SJW Corp.’s Formulaic Equity Award Program For Non-Employee Board Members
(the “Automatic Grant Program”), is hereby amended, effective with the 2017 Annual Meeting, subject to ratification by the Corporation’s Board of Directors on or prior to the close of business of such date.

1.Section II.A.2 of the Automatic Grant Program is hereby amended and restated in its entirety to read as follows:

“2.    Commencing with the 2017 Annual Meeting, the Applicable Annual Amount shall be in the dollar amount of Sixty Thousand Dollars ($60,000.00) per non-employee Board member for the Awards to be made at each annual meeting of the Corporation’s shareholders. For Awards made at the Annual Meetings for 2014, 2015 and 2016, the Applicable Annual Amount was in the dollar amount of Thirty-Five Thousand Dollars ($35,000.00) per non-employee Board member.”

3.Except as modified by this Amendment No. 1, all the terms and provisions of the Automatic Grant Program shall continue in full force and effect.

IN WITNESS WHEREOF, SJW Corp. has caused this Amendment No. 1 to be executed on its behalf by its duly-authorized officer on this 26th day of October 2016.

SJW CORP.

By:	/s/ W. Richard Roth
W. Richard Roth, President and
Chief Executive Officer

DB2/ 30566588.1